CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 (as amended) of our report dated April 17, 2013 relating to the consolidated financial statements of Red Metal Resources Ltd., and to the reference to our firm under the caption "Experts" in the related Prospectus of Red Metal Resources Ltd., for the registration of up to 15,000,000 shares of its common stock.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Accountants

Vancouver, Canada

October 4, 2013